Exhibit 10.30

SECOND AMENDMENT TO
THE REALOGY HOLDINGS CORP.
DIRECTOR DEFERRED COMPENSATION PLAN

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) of Realogy Holdings Corp. (the “Company”) has the right in its sole discretion to amend the Realogy Holdings Corp. Director Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Plan Administrator (as defined in the Plan) has the power to amend the Plan pursuant to Section 8.01 of the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of December 11, 2014:
1.    Clause (a) of Section 6.03 of the Plan is hereby amended and restated in its entirety as follows:
(a) Termination from Service. In the event the participant incurs a Termination from Service, such Participant’s Account shall be distributed as soon as practicable in the following manner: (i) for deferral elections made prior to December 11, 2014, the first Distribution Date following the first (1st) anniversary of the Participant's Termination from Service in accordance with the form of payment elected by the Participant in accordance with Section 4.04, and (ii) for deferral elections made on or after December 11, 2014, the first Distribution Date following the Participant's Termination from Service in accordance with the form of payment elected by the Participant in accordance with Section 4.04.
2.    The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Company has caused the same to be executed by its duly authorized officer on this 11th day of December 2014.

ATTEST:                            REALOGY HOLDINGS CORP.

/s/ Elizabeth Richstone                    By: /s/ David J. Weaving                                     Name: David J. Weaving                                 Title:     Executive Vice President and
Chief Administrative Officer